                                                               EXHIBIT (A)(1)(E)

    [LETTER TO CLIENTS FOR USE BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST
                         COMPANIES AND OTHER NOMINEES]

                           OFFER TO PURCHASE FOR CASH

                                       BY

                             BOOKS-A-MILLION, INC.
                                       OF
                   UP TO 4,000,000 SHARES OF ITS COMMON STOCK
   AT A PURCHASE PRICE NOT GREATER THAN $10.00 NOR LESS THAN $8.75 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 21, 2005, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated June 23, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Books-A-Million, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 4,000,000 shares of its common stock, $0.01 par value per share, at a price, net to the seller in cash, without interest, not greater than $10.00 nor less than $8.75 per share, on the terms and subject to the conditions of the Offer.

     On the terms and subject to the conditions of the Offer, the Company will determine a single per share price, not greater than $10.00 nor less than $8.75 per share, that it will pay for shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to purchase 4,000,000 shares, or if a lesser number of shares are properly tendered, all shares are properly tendered and not properly withdrawn, at prices not greater than $10.00 nor less than $8.75 per share. All shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) at or below the purchase price and not properly withdrawn will be purchased by the Company at the purchase price selected by the Company, net to the seller in cash, without interest, on the terms and subject to the conditions of the Offer, including its proration provisions, "odd lot" provisions and conditional tender provisions. All shares acquired in the Offer will be acquired at the same purchase price. The Company reserves the right, in its sole discretion, to purchase more than 4,000,000 shares in the Offer, subject to applicable law. Shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions or conditional tenders will be returned to the tendering stockholders at the Company's expense promptly after the expiration of the Offer. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 4,000,000 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by the Company all shares so tendered.

     On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 4,000,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered at or below the purchase price, the Company will buy shares first, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares (an "Odd Lot Holder") who properly tender all their shares at or below the purchase price selected by the Company, second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by the Company, subject to any conditional tenders, and third, if necessary to permit the Company to purchase 4,000,000 shares (or any such greater number of shares as the Company may elect to purchase, subject to applicable law), from holders who have tendered shares at or below the purchase price selected by the Company subject to the condition that a specified minimum number of the holder's shares are purchased in the Offer, as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their shares) by random lot, to the extent feasible. See Section 1, Section 3 and Section 6 of the Offer to Purchase.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

     Please note the following:

          1. You may tender your shares at prices not greater than $10.00 nor less than $8.75 per share, as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. YOU SHOULD CONSULT WITH YOUR BROKER OR OTHER FINANCIAL OR TAX ADVISOR ON THE POSSIBILITY OF DESIGNATING THE PRIORITY IN WHICH YOUR SHARES WILL BE PURCHASED IN THE EVENT OF PRORATION.

          3. The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

          4. The Offer, withdrawal rights and proration period will expire at 12:00 midnight, New York City time, on Thursday, July 21, 2005, unless the Company extends the Offer.

          5. The Offer is for 4,000,000 shares, constituting approximately 24.6% of the total number of outstanding shares of our common stock as of June 17, 2005.

          6. Tendering stockholders who are registered stockholders or who tender their shares directly to Wells Fargo Shareowner Services will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer.

          7. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          8. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own at or below the purchase price before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          9. If you wish to condition your tender upon the purchase of all shares tendered or upon the Company's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company's purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME OF THE OFFER. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 21, 2005, UNLESS THE OFFER IS EXTENDED.

     The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company's common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

     THE COMPANY'S BOARD OF DIRECTORS HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, NOR THE DEALER MANAGER OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO STOCKHOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR SHARES OR AS TO THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEY MAY CHOOSE TO TENDER THEIR SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER THEIR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PURCHASE PRICE OR PURCHASE PRICES AT WHICH THEIR SHARES SHOULD BE TENDERED. IN DOING SO, STOCKHOLDERS SHOULD READ CAREFULLY THE INFORMATION IN THE OFFER TO PURCHASE AND IN THE RELATED LETTER OF TRANSMITTAL, INCLUDING THE COMPANY'S REASONS FOR MAKING THE OFFER. SEE SECTION 2 OF THE OFFER TO PURCHASE. STOCKHOLDERS SHOULD DISCUSS WHETHER TO TENDER THEIR SHARES WITH THEIR BROKER OR OTHER FINANCIAL OR TAX ADVISOR. THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED THE COMPANY THAT THEY DO NOT INTEND TO TENDER ANY OF THEIR SHARES IN THE OFFER. SEE SECTION 11 OF THE OFFER TO PURCHASE.

                        INSTRUCTION FORM WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                                       BY

                             BOOKS-A-MILLION, INC.
                                       OF

                   UP TO 4,000,000 SHARES OF ITS COMMON STOCK
   AT A PURCHASE PRICE NOT GREATER THAN $10.00 NOR LESS THAN $8.75 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 23, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Books-A-Million, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 4,000,000 shares of its common stock, $0.01 par value per share, at a price, net to the seller in cash, without interest, not greater than $10.00 nor less than $8.75 per share, specified by the undersigned, on the terms and subject to the conditions of the Offer.

     The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:
------------------ SHARES*

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

-----------------------------------------------------------------------------

CHECK ONLY ONE BOX:

(1) SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

                  PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
                               ARE BEING TENDERED

                                   [ ] $8.75

                                   [ ] $9.00

                                   [ ] $9.25

                                   [ ] $9.50

                                   [ ] $9.75

                                   [ ] $10.00

                                       OR

(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer.

[ ] The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. This action could result in receiving a price per share as low as $8.75.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

                                    ODD LOTS
               (See Instruction 14 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

[ ] By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

In addition, the undersigned is tendering shares either (check one box):

[ ] at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

[ ] at the price per share indicated above in the section captioned "Price (In
    Dollars) per Share at Which Shares Are Being Tendered."

                               CONDITIONAL TENDER
               (See Instruction 13 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. IT IS THE TENDERING STOCKHOLDER'S RESPONSIBILITY TO CALCULATE THE MINIMUM NUMBER OF SHARES THAT MUST BE PURCHASED IF ANY ARE PURCHASED, AND YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR BEFORE COMPLETING THIS SECTION. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] The minimum number of shares that must be purchased from me, if any are purchased from me, is:
   --------------------- shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

[ ] The tendered shares represent all shares held by the undersigned.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Signature(s):
         -----------------------------------------------------------------------

Name(s):
         -----------------------------------------------------------------------
                                 (Please Print)

Taxpayer Identification or Social Security Number:
         -----------------------------------------------------------------------

Address(es):
             -------------------------------------------------------------------
--------------------------------------------------------------------------------
                              (Including Zip Code)

Area Code/Phone Number:
         -----------------------------------------------------------------------

Date:
         -----------------------------------------------------------------------